Exhibit 99.2

Permian Resources Corporation Announces Pricing of Public Offering of Class A Common Stock

July 29, 2024

MIDLAND, Texas—(BUSINESS WIRE)—Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) today announced the pricing of an underwritten public offering (the “equity offering”) of an aggregate 26,500,000 shares of its Class A Common Stock, par value $0.0001 per share (“Class A common stock”), at a price to the public of $15.30 per share.

Concurrently with the equity offering, subject to market conditions, Permian Resources Operating, LLC, a subsidiary of Permian Resources (the “Issuer”), intends to offer for sale in a private placement (the “concurrent notes offering”) under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers $750.0 million in aggregate principal amount of senior unsecured notes due 2033 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by Permian Resources and all of the Issuer’s subsidiaries that guarantee the Issuer’s obligations under its senior secured credit facility. The equity offering is not conditioned on the consummation of the concurrent notes offering, and the concurrent notes offering is not conditioned on the consummation of the equity offering.

The Company intends to use the net proceeds it receives from the equity offering, along with a portion of the net proceeds of the concurrent notes offering, to fund a portion of the aggregate purchase price for the recently announced acquisition of oil and gas properties, interests and related assets owned by Occidental Petroleum Corporation (the “Acquisition”), which is expected to close in the third quarter of 2024, subject to customary closing conditions. The Acquisition is not contingent upon the completion of the equity offering or the concurrent notes offering. If the Acquisition is not completed, or if there are any remaining net proceeds from the equity offering following its consummation, the Company intends to use the proceeds of the equity offering for general corporate purposes, including potential future acquisitions.

Goldman Sachs & Co. LLC and Morgan Stanley are serving as the underwriters for the equity offering. The equity offering is expected to close on July 30, 2024, subject to customary closing conditions.

The equity offering is being made pursuant to a registration statement previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) which became automatically effective upon filing on May 24, 2024.

The equity offering will be made only by means of a prospectus and prospectus supplement that meet the requirements under the Securities Act of 1933, as amended (the “Securities Act”). Copies of the preliminary prospectus supplement and accompanying base prospectus and final prospectus supplement, when available, may be obtained from: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; Morgan Stanley & Co. LLC, 180 Varick St, 2nd Floor; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy shares of Class A common stock or any other securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful without registration or qualification under the securities laws of any such state or jurisdiction.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Permian Resources’ assets and operations are concentrated in the core of the Delaware Basin, making it the second largest Permian Basin pure-play E&P.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, including statements regarding the equity offering and the concurrent notes offering and the use of proceeds therefrom, our strategy, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that any forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. Factors which could cause our actual results to differ materially from the results contemplated by forward-looking statements may include, but are not limited to, risks relating to the Acquisition and the timing thereof and those set forth in Permian Resources’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in Permian Resources’ periodic filings with the SEC.

Should one or more of the risks or uncertainties described in this press release occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contacts:

Hays Mabry – Vice President, Investor Relations

(432) 315-0114

ir@permianres.com